                                                                   EXHIBIT 10.27

                              EMPLOYMENT AGREEMENT

           Between Evergreen Media Corporation and Scott K. Ginsburg


     This Employment Agreement ("Agreement") is made and entered into on April 15, 1996, effective as of January 1, 1996 (the "Effective Date"), between Evergreen Media Corporation, a Delaware corporation (the "Company"), and Scott
K. Ginsburg (the "Executive"), residing at 17340 Club Hill Drive, Dallas Texas 75248.

                                  WITNESSETH:

     WHEREAS, the Company and the Executive desire to enter into this Agreement providing for the Executive's employment as Chief Executive Officer of the Company on the terms, and subject to the conditions, as hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and obligations hereinafter set forth, the parties agree as follows:

1.   Definitions
     -----------
     The following terms used in this Agreement shall have the meaning specified below unless the contract clearly includes the contrary:

     "Annual Bonus" shall mean the annual incentive bonus payable to the
      ------------
Executive described in Section 4.

     "Annual Broadcast Cash Flow" for any Contract Year shall mean station
      --------------------------
operating income for such Contract Year for the stations owned by the Company as of the last day of such Contract Year on a consolidated basis excluding depreciation, amortization and corporate, general and administrative expenses, calculated in a manner consistent with the presentation of "broadcast cash flow" in the
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Company's periodic reports filed with the Securities Exchange Commission, with respect to the stations owned by the Company as of the last day of such Contract Year.

     "Base Salary" shall mean the annual base salary payable to the Executive at
      -----------
the rate set forth in Section 4.

     "Board" shall mean the Board of Directors of the Company.
      -----

     "Broadcast Cash Flow Target" for any Contract Year shall mean 105% of the
      --------------------------
station operating income for the immediately preceding Contact Year on a consolidated basis excluding depreciation, amortization and corporate, general and administrative expenses, calculated in a manner consistent with the presentation of "broadcast cash flow" in the Company's periodic reports filed with the Securities Exchange Commission, with respect to the stations owned by the Company as of the last day of the Contract Year for which the Broadcast Cash Flow Target is calculated.

     "Cause" shall mean the Executive's (a) habitual neglect of his material
      -----
duties or failure to perform his material obligations under this Agreement, (b) refusal or failure to follow lawful directives of Board, (c) commission of an act of fraud, theft or embezzlement, or (d) conviction of a felony or other crime involving moral turpitude; provided, however, that the Company shall give the Executive written notice of any actions alleged to constitute Cause under subsections (a) and (b) above, and the Executive shall have a reasonable opportunity (as specified by the Compensation Committee) to cure any such alleged Cause.

     "Change in Control" shall mean (a) the sale, lease or other transfer of all
      -----------------
or substantially all of the assets of the Company to any person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) (other than the Principals or their Related Parties); (b) the adoption by the stockholders of the Company of a plan relating to the liquidation or dissolution of the Company; (c) the merger or consolidation of the Company with or into another entity or the merger of another entity into the Company or any subsidiary thereof with the effect that immediately after such transaction the stockholders of the Company immediately prior to such transaction (or their

Related Parties) hold less than 50% of the total voting power of all securities generally entitled to vote in the election of directors, managers or trustees of the entity surviving such merger of consolidation; or (d) the acquisition by any person or group other than the Principals or their Related Parties of more than 50% of the voting power of all securities of the Company generally entitled to vote in the election of directors of the Company.

     "Change in Control Notice" shall mean written notice from the Board to the
      ------------------------
Executive of a contemplated Change in Control, which notice shall be delivered to the Executive no later than 45 days prior to the scheduled consummation of such Change in Control.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock" shall mean Class A common stock of the Company.
      ------------

     "Compensation Committee" shall mean the Compensation Committee of the
      ----------------------
Board.

     "Contract Year" shall mean each twelve consecutive month period during the
      -------------
Employment Term which begins on the Effective Date or an anniversary thereof.

     "Disinterested Directors" shall mean the members of the Board other than
      -----------------------
the Executive.

     "Employment Term" shall mean the period beginning on January 1, 1996 and
      ---------------
ending on the close of business on the effective date the Executive terminates employment with the Company.

     "Excise Tax" shall mean the taxes imposed by Code Section 4999.
      ----------

     "Net After Tax Benefit" with respect to a Change in Control shall mean the
      ---------------------
aggregate of the payments and benefits that the Executive receives or is entitled to receive from the Company by reason of the Change in Control that would constitute a "parachute payment" within the meaning of Code Section 280G, net of all income taxes and the Excise Tax with respect thereto.

     "Option Agreement" shall mean the agreement between the Executive and the
      ----------------
Company pursuant to which any Option is granted to the Executive.

     "Option Plan" shall mean the 1995 Non-Qualified Stock Option Plan, as
      -----------
amended from time to time, which Option Plan shall be submitted to the Company's shareholders for approval of the next scheduled annual meeting of the Company's stockholders. The terms of the Option Plan, which have been approved by the Board at a meeting held November 7, 1995, shall be substantially similar to the terms of the Company's 1993 Key Employees Stock Option Plan, as amended, with such modifications as the Board may determine in its discretion; provided, however, that no such modifications shall be materially adverse to the Executive. The Option Plan may, in the discretion of the Compensation Committee, contain such other terms and conditions required for the Option Plan to satisfy the requirements of Code Section 162(m) and Rule 16b-3 under the Securities Exchange Act of 1934, except that to the extent that the transferability restrictions currently imposed by said Rule 16b-3 are liberalized or eliminated by the Securities Exchange Commission, the Compensation Committee may establish other reasonable transferability restrictions on the Options, consistent with the reasonable estate planning objectives of the Executive.

     "Options" shall mean the non-qualified stock options to be granted to the
      -------
Executive hereunder.

     "Permanent Disability" shall mean the Executive's inability to perform the
      --------------------
duties contemplated by this Agreement by reason of a physical or mental disability or infirmity which has continued for more than 90 working days (excluding vacation) in any twelve consecutive month period as determined by the Disinterested Directors. The Executive agrees to submit such medical evidence regarding such disability or infirmity as is reasonably requested by the Disinterested Directors.

     "Principals" shall mean James E. deCastro, Matthew Devine and the
      ----------
Executive.

     "Related Parties" shall mean with respect to any Principal (a) the spouse
      ---------------
and lineal ascendants and descendants of such Principal, and any sibling of any of such persons and (b) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or persons beneficially holding an 80% or more controlling interest of which consist of Principals and/or other persons referred to in subsection (a) above.

     "Terminal Month" shall mean the last complete calendar month ending
      --------------
coincident with or prior to the Termination of Employment.

     "Termination of Employment" shall mean the first to occur of the following
      -------------------------
events:

     (a) the date of death of the Executive;

     (b) the effective date specified in the Company's written notice to the Executive of the termination of his employment as a result of his Permanent Disability, which effective date shall not be earlier than the 91st working day (excluding vacation) following the commencement of the Executive's inability to perform his duties hereunder;

     (c) the date on which the Company gives the Executive written notice of the Company's termination of his employment as a Termination without Cause;

     (d) the date on which the Company gives the Executive written notice of the Company's termination of his employment for Cause;

     (e) the date of the consummation of a Change in Control following the Executive's election to terminate his employment hereunder in accordance with
Section 6; and

     (f)  December 31, 2000.

     "Termination without Cause" shall mean a termination by the Company of the
      -------------------------
Executive's employment without Cause and other than during the period commencing on the date that is 60 days prior to the date of the first public announcement by the Company of the potential consummation of an event constituting a Change in Control hereunder and ending on the date such Change in Control is consummated or the Board earlier abandons its intention to consummate such Change in Control.

2.   Employment
     ----------

     The Company agrees to continue the employment of the Executive, and the Executive agrees to continue to provide services to the Company from the date of this Agreement until the close of business on December 31, 2000, unless the Executive's employment is earlier terminated pursuant to a Termination of Employment. The Executive will serve the Company subject to the general supervision, advice and direction of the Disinterested Directors and upon the terms and conditions set forth in this Agreement.

3.   Duties
     ------

     (a) During the Employment Term, and while serving as Chief Executive Officer of the Company, the Executive shall have such authority and duties as are customary in such position, and shall perform such other services and duties as the Disinterested Directors may from time to time designate consistent with such position.

     (b) The Executive shall report solely to the Board. All senior officers of the Company shall report, directly or indirectly through other senior officers, to the Executive, and the Executive shall be responsible for reviewing the performance of the other senior officers of the Company, and shall from time to time advise the Board of his recommendations for any adjustments to the salaries of and bonus payments to such officers. The Executive shall be responsible for, and, subject to discussion with and ratification by the Board, have the authority to enter into, employment contracts on behalf of the Company with other executives of the Company.

     (c) The Executive shall devote his full business time and best efforts to the business affairs of the Company; however, the Executive may devote reasonable time and attention to:

          (i) serving as a director of, or member of a committee of the directors of, any not-for-profit organization or engaging in other charitable or community activities; and

          (ii) serving as a director of, or member of a committee of the directors of, the corporations or organizations for which the Executive presently serves in such capacity, and such other corporations and organizations that the Disinterested Directors may from time to time approve in the future, provided, that except as specified above, the Executive may not accept employment with any other individual or other entity, or engage in any other venture which is indirectly or directly in conflict or competition with the then existing business of the Company.

4.   Compensation and Benefits
     -------------------------

     (a)  Base Compensation. During the Employment Term, the Company shall pay
          -----------------
the Executive, in installments according to the Company's regular payroll practice, Base Salary at the annual rate of $750,000 for the first Contract Year; $800,000 for the second Contract Year; $850,000 for the third Contract Year; $900,000 for the fourth Contract Year and $950,000 for the fifth Contract Year.

     (b)  Annual Incentive Bonus.  The Executive shall be entitled the Annual
          ----------------------
Bonus for each Contract Year ending during the Employment Term for which Annual Broadcast Cash Flow equals or exceeds the Broadcast Cash Flow Target. The amount of Annual Bonus payable for a Contract Year shall be equal to seven and one-half percent (7.5%) of the excess, if any, of Annual Broadcast Cash Flow for such Contract Year over the Broadcast Cash Flow Target for such Contract Year. The Executive's Annual Bonus earned with respect to each Contract Year shall be paid at the same time as annual incentive bonuses with respect to that Contract Year are paid to other senior executives of the Company generally.

     (c)  Stock Options.
          -------------

          (i) So long as the Executive remains employed hereunder (and in the limited circumstances following a Termination of Employment as provided below) and subject to the prior approval of the Compensation Committee, (A) as of the date hereof, the Executive shall be granted an Option to purchase 100,0000 shares of Common Stock, and (B) on each subsequent December 31 through and including December 31, 2000 the Executive shall be granted an Option to purchase 25,000 shares of Common Stock. In the event of a Termination without Cause, the Executive shall be granted the Options to which the Executive would be entitled, on the same schedule and subject to the same terms and conditions, as if his Termination of Employment occurred on December 31, 2000, and if the Termination of Employment is by reason of Executive's election (or constructive election) pursuant to Section

     6, the Executive shall be granted on the date of such Termination of Employment, effective as of the date written notice of the Executive's election to termination his employment hereunder is received (or constructively received) by the Company, all Options to which the Executive would have been entitled if his Termination of Employment occurred after December 31, 2000.

          (ii) All Options shall be granted subject to the following terms and conditions: (A) the Options shall be granted under and subject to the Option Plan; (B) the exercise price of the Options shall be the last reported sale price of the Common Stock on the Nasdaq National Market (or other principal trading market for the Common Stock) at the close of the trading day immediately preceding the date as of which the grant is made, except that with respect to the accelerated grant of Options in connection with the Executive's election (or constructive election) to terminate employment pursuant to Section 6, the exercise price of Options granted on the date of consummation of such Change in Control shall be the average of the last reported sale price for the Common Stock on the Nasdaq National Market (or other principal trading market for the Common Stock) for the 20 trading days preceding the first public announcement by the Company of the potential consummation of an event constituting a Change in Control; (C) each Option shall be vested on the date of grant; (D) each Option shall be exercisable during the period commencing on January 1, 2001 and ending on December 31, 2005, unless exercisability is accelerated by the Compensation Committee in connection with a Change in Control as specified in subparagraph (iii) below; and (E) each Option shall be evidenced by, and subject to an Option Agreement.

          (iii) The Option Agreements shall specify that (A) in the event of a Termination of Employment by reason of the Executive's death, Permanent Disability, Termination with Cause, or Termination without Cause, the Options shall remain exercisable, but not beyond December 31, 2005, and (B) in the event of a Change in Control (whether or not occurring at a time when the Executive is employed hereunder), the Compensation Committee shall have the discretion to determine the exercisability of Options on an equitable basis, consistent with the terms of the Option Plan and consistent with the treatment of other options granted under the Option Plan.

          (iv) Options may be granted prior to, but subject to, shareholder approval of the Option Plan; provided, however, that such Options shall not be exercisable prior to the time when the Option Plan is approved by the shareholders; provided, further, that if such approval has not been obtained by the end of the 12-month period following adoption by the Board, all Options previously granted under the Option Plan shall thereupon be cancelled.

     (d)  Vacation. During each calendar year of the Employment Term, the
          --------
Executive shall be entitled to no fewer than four weeks of paid vacation (unless, based on his length of service with the Company and his position with the Company, the Executive is entitled to a greater number of weeks of paid vacation under the Company's generally applicable vacation policy, as determined by the Compensation Committee).

     (e)  Employee Benefit Plans. During the Employment Term, the Executive
          ----------------------
shall be entitled to participate in all pension, profit sharing and other retirement plans, all incentive compensation plans and all group health, hospitalization and disability insurance plans and other employee welfare benefit plans in which other senior executives of the Company may participate on terms and conditions no less favorable than those which apply to such other senior executives of the Company.

     (f)  Company Payment of Health Benefit Coverage.  During the Employment
          ------------------------------------------
Term, the Company shall pay the amount of premiums or other cost incurred for coverage of the Executive and his eligible spouse and dependent family members under the applicable Company health benefits arrangement (consistent with the terms of such arrangement).

     (g)  Life Insurance Policy.  In addition to the insurance coverage
          ---------------------
contemplated by Section 4(e), during the Employment Term the Company shall maintain in effect term life insurance coverage for the Executive with a death benefit of at least $500,000, subject to the Executive's insurability at standard rates and with the beneficiary or beneficiaries thereof designated by the Executive. Notwithstanding Section 10 of this Agreement, such life insurance policy or policies may be assigned to a trust for the benefit of any beneficiary designated by the Executive.

     (h)  Automobile and Parking Allowance; Other Benefits.
          ------------------------------------------------

          (i) During the Employment Term, the Company shall either provide the Executive with, or pay or reimburse the Executive for (A) his purchase or lease of an automobile of the size and class of the Executive's current Company-provided automobile; and (B) parking space at the Company's corporate office maintained in Irving, Texas.

          (ii) During the Employment Term, the Company shall provide the Executive with, or pay or reimburse the Executive for, the cost incurred for membership of the Executive and his spouse and dependent family members in the athletic club of Executive's choosing and in the country club of Executive's choosing.

     (i) Additional Bonus. As of the date hereof, in consideration of
         ----------------
extraordinary services to the Company in connection with its acquisition program and otherwise, the Company shall pay the Executive an additional bonus in the amount of $1,000,000.

     (j)  Loan. As soon as practicable following the date hereof, pursuant to
          ----
the Executive's Note, containing customary terms and conditions, the Company shall lend the Executive, without security, the amount of $3,500,000, at a rate of interest per annum equal to the applicable Federal long-term rate then in effect under Code Section 1274(d)(1)(A), for a term of ten years, fully prepayable in whole or part at any time without penalty, and with equal principal repayments required on the last day of each of the sixth through tenth years inclusive but no such payments required prior thereto.

5.   Reimbursement of Expenses
     -------------------------

     In addition to the compensation provided for under Section 4 hereof, upon submission of proper vouchers, the Company will pay or reimburse the Executive for all normal and reasonable travel and entertainment expenses incurred by the Executive during the Employment Term in connection with the Executive's responsibilities to the Company.

6.   Executive's Election to Terminate Employment in the Event of a Change in
     ------------------------------------------------------------------------
Control
- -------

     (a) Following the Executive's receipt of a Change in Control Notice, the Executive may elect to terminate his employment hereunder by delivering written notice of such election to the Board on or before the fifth business day preceding the scheduled consummation of the Change in Control; provided that such termination shall not be effective, and the Executive shall not be entitled to any payments or benefits hereunder in respect thereof, unless and until such Change in Control is consummated.

     (b) Any termination by the Company of the Executive's employment without Cause and other than upon the Executive's death or Permanent Disability during the period commencing on the date that is 60 days prior to the date of the first public announcement by the Company of the potential consummation of an event constituting a Change in Control hereunder and ending on the date such Change in Control is consummated or the Board earlier abandons its intention to consummate such Change in Control shall constitute a constructive election by the Executive to terminate employment pursuant to subsection (a) above as if the Executive's written election to the Board were delivered on the date the Company terminates the Executive's employment.

7.   Termination Benefits
     --------------------

     (a) Upon the termination of the Executive's employment with the Company for any reason, the Company shall provide the Executive (or, in the case of his death, his estate or other legal representative), any Annual Bonus earned but not yet paid with respect to the preceding Contract Year, all benefits due him under the Company's benefits plans and policies for his services rendered to the Company prior to the date of such termination (according to the terms of such plans and policies), and, not later than 90 days after such termination, in a lump sum, all Base Salary earned through the date of such termination. The Executive shall be entitled to the payments and benefits described below only as each is applicable to such termination of employment.

     (b) In the event of a Termination of Employment by reason of the Executive's death or Permanent Disability, and in addition to any other benefits payable under the Company's benefit plans or policies, the Company shall pay to the Executive (or to his estate or other legal representative in the event of his death), (i) the Base Salary at the rate in effect at the date of the Executive's termination of employment, in installments, for a period of one year following the date of the Executive's termination of employment, and (ii) in a lump sum within 90 days following the date of Termination of the Employment, the Annual Bonus, if any, that would be payable hereunder on the basis of a Contract Year commencing January 1 of the year of Termination of Employment and ending on the last day of the Terminal Month in the year of Termination of Employment.
For the sole purpose of calculating the Annual Bonus, if any, payable pursuant to clause (ii) of the preceding sentence, the Broadcast Cash Flow Target for the Contract Year in which such Termination of Employment occurs shall be calculated on the basis of an assumed Contract Year that commenced on January 1 of the year prior to the year of Termination of Employment and ended on the last day of the Terminal Month in such year, on the basis of the stations owned by the Company as of the last day of the Terminal Month in the year of Termination of Employment.

     (c) In the event of a Termination without Cause, the Company shall pay to the Executive (i) in installments through December 31, 2000, the Base Salary to which the Executive would be entitled if his Termination of Employment were to occur on such date and (ii) in a lump sum within 90 days following the Termination of Employment, the Annual Bonus, if any, that would be payable hereunder on the basis of a Contract Year commencing January 1 of the year of Termination of Employment and ending on the last day of the Terminal Month in the year of Termination of

Employment. For the sole purpose of calculating the Annual Bonus, if any, payable pursuant to clause (ii) of the preceding sentence, the Broadcast Cash Flow Target for the Contract Year in which such Termination of Employment occurs shall be calculated on the basis of an assumed Contract Year that commenced on January 1 of the year prior to the year of Termination of Employment and ended on the last day of the Terminal Month in such year, on the basis of the stations owned by the Company as of the last day of the Terminal Month in the year of Termination of Employment.

     (d) In the event of the Executive's election to terminate employment in accordance with Section 6, the Company shall pay to the Executive in a lump sum concurrently with the consummation of the Change in Control, the total of (i) the amount of Base Salary to which the Executive would be entitled if his Termination of Employment were to occur on December 31, 2000 and (ii) the aggregate amount of Annual Bonuses to which the Executive would be entitled if his Termination of Employment were to occur on December 31, 2000 and if the Annual Bonus for each Contract Year ending concurrently with or after the last day of the Terminal Month were equal to the greater of (A) the amount of Annual Bonus payable in respect of the most recently Contract Year ending prior to the Termination of Employment or (B) the average of the amount of Annual Bonuses payable in respect of all Contract Years ending prior to the Termination of Employment (if no Contract Year is completed prior to the Termination of Employment such average shall be deemed to be equal to $180,000).

     (e) (i) Notwithstanding any other provision of this Agreement, if any payment or benefit from the Company would be subject to the Excise Tax, the Executive shall (or if he does not, the Company shall) designate which payments or benefits or portion thereof shall be reduced to the extent necessary so that no portion thereof shall be subject to Code Section 4999; but only if, by reason of such reduction, the Net After Tax Benefit with respect to the Change in Control is greater than the Net After Tax Benefit that would exist with respect to the Change in Control if the reduction were not made, all as determined by an accounting firm selected by the Company subject to the approval of the Executive (such approval not to be withheld unreasonably).

           (ii) The Company shall comply with the designations pursuant to paragraph (i).

     (f) In the event of any Termination of Employment, the Executive shall not be required to seek other employment to mitigate damages, and any income earned by the Executive from other employment or self-employment shall not be offset against any obligations of the Company to the Executive under this Agreement.

8.   Protected Information; Prohibited Solicitation
     ----------------------------------------------

     (a) The Executive hereby recognizes and acknowledges that during the course of his employment by the Company, the Company will furnish, disclose or make available to the Executive confidential or proprietary information related to the Company's business, including, without limitation, customer lists, ideas and formatting and programming concepts and plans, that such confidential or proprietary information has been developed and will be developed through the Company's expenditure of substantial time and money, and that all such confidential information could be used by the Executive and others to compete with the Company. The Executive hereby agrees that all such confidential or proprietary information shall constitute trade secrets, and further agrees to use such confidential or proprietary information only for the purpose of carrying out his duties with the Company and not to disclose such information unless required to do so by subpoena or other legal process. No information otherwise in the public domain (other than by an act of Executive in violation hereof) shall be considered confidential. The Executive agrees that all memoranda, notices, files, records and other documents concerning the business of the Company, made or compiled by the Executive during the period of his employment or made available to him, shall be the Company's property and shall be delivered to the Company upon its request therefor and in any event upon the termination of the Executive's employment with the Company, provided, however, that the Executive shall be permitted to retain copies of personal correspondence generated or received by him during the Employment Term, subject to the use restrictions of this Section 8(a).

     (b) The Executive hereby agrees, in consideration of his employment hereunder and in view of the confidential position to be held by the Executive hereunder, that after any Termination of Employment other than pursuant to
Section 6, and through December 31, 2000 the Executive will not directly or indirectly

          (i) be employed by or perform activities on behalf of, or have an ownership interest in, any radio broadcasting station serving the same "Area of Dominant Influence" (as reported by Arbitron) as any of the radio broadcasting stations owned by the Company or its subsidiaries at the effective time of such Termination of Employment (other than beneficial ownership of up to 1% of the outstanding voting stock of a publicly traded company that owns such a competitor); or

          (ii) induce any employee of the Company or its subsidiaries to terminate such employment or to become employed by any other radio broadcasting station.

     (c) The Executive hereby agrees, in consideration of his employment hereunder and in view of the confidential position to be held by the Executive hereunder, that through the first anniversary of the date of his Termination of Employment pursuant to Section 6, the Executive will not directly or indirectly

          (i) be employed by or perform activities on behalf or have an ownership interest in any radio broadcasting station serving the same Area of Dominant Influence as any of the radio broadcasting stations owned by the Company or its subsidiaries immediately following the consummation of the Change in Control (other than beneficial ownership of up to 1% of the outstanding voting stock of a publicly traded company that owns such a competitor); or

          (ii) induce any employee of the Company or its subsidiaries to terminate such employment or to become employed by any other radio broadcasting station.

     (d) The restrictions in this Section 8 shall survive the termination of this Agreement and shall be in addition to any restrictions imposed upon the Executive by statute or at common law.

     (e) The parties hereby acknowledge that the restrictions in this Section 8 have been specifically negotiated and agreed to by the parties hereto and are limited only to those restrictions necessary to protect the Company from unfair competition. The parties hereby agree that if the scope or enforceability of any provision, paragraph or subparagraph of this Section 8 is in any way disputed at any time, and should a court find that such restrictions are overly broad, the court may modify and enforce the covenant to the extent that it believes to be reasonable under the circumstances. Each provision, paragraph and subparagraph of this Section 8 is separable from every other provision, paragraph, and subparagraph and constitutes a separate and distinct covenant.

9.   Injunctive Relief
     -----------------

     The Executive hereby expressly acknowledges that any breach or threatened breach by the Executive of any of the terms set forth in Section 8 of this Agreement may result in significant and continuing injury to the Company, the monetary value of which would be impossible to establish. Therefore, the Executive agrees that the Company shall be entitled to apply for injunctive relief in a court of appropriate jurisdiction. The provisions of this Section 9 shall survive the Employment Term.

10.  Parties Benefited; Assignments
     ------------------------------

     This Agreement shall be binding upon the Executive, his heirs and his personal representative or representatives, and upon the Company and its successors and assigns. Neither this Agreement nor any rights or obligations hereunder may be assigned by the Executive, other than by will or by the laws of descent and distribution.

11.  Notices
     -------

     Any notice required or permitted by this Agreement shall be in writing, sent by registered or certified mail, return receipt requested, addressed to the Board and the Company at its then principal office, or to the Executive at the address set forth in the preamble, as the case may be, or to such

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

other address or addresses as any party hereto may from time to time specify in writing for the purpose in a notice given to the other parties in compliance with this Section 11. Notices shall be deemed given when received.

12.  Governing Law
     -------------

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

13.  Indemnification and Insurance; Legal Expenses
     ---------------------------------------------

     The Company shall indemnify the Executive to the fullest extent permitted by the laws of the State of Delaware, as in effect at the time of the subject act or omission, and shall advance to the Executive reasonable attorney's fees and expenses as such fees and expenses are incurred (subject to an undertaking from the Executive to repay such advances if it shall be finally determined by a judicial decision which is not subject to further appeal that the Executive was not entitled to the reimbursement of such fees and expenses) and he will be entitled to the protection of any insurance policies the Company may elect to maintain generally for the benefit of its directors and officers (Directors and Officers Insurance) against all costs, charges and expenses incurred or sustained by him in connection with any action, suit or proceeding to which he may be made a party by reason of his being or having been a director, officer or employee of the Company or any of its subsidiaries or his serving or having served any other enterprise as a director, officer or employee at the request of the Company (other than any dispute, claim or controversy arising under or relating to this Agreement). The Company covenants to maintain during the Employment Term for the benefit of the Executive (in his capacity as an officer and director of the Company) Directors and Officers Insurance providing benefits to the Executive no less favorable, taken as a whole, than the benefits provided to the Executive by the Directors and Offices Insurance maintained by the Company on the date hereof; provided, however, that the Disinterested Directors of the Company may elect to terminate Directors and Officers Insurance for all officers and directors, including the Executive, if a majority of the Disinterested Directors determines in good faith that such insurance is not available or is available only at unreasonable expense.

14.  Representations and Warranties of Executive
     -------------------------------------------

     Executive represents and warrants to Company that (a) Executive is under no contractual or other restriction which is inconsistent with the execution of this Agreement, the performance of his duties hereunder or the other rights of Company hereunder, and (b) Executive is under no physical or mental disability that would hinder the performance of his duties under this Agreement.

15.  Disputes
     --------

     Any dispute or controversy arising under, out of, in connection with or in relation to this Agreement shall, at the election and upon written demand of either the Executive or the Company, be finally determined and settled by arbitration in the city of the Company's headquarters in accordance with the rules and procedures of the American Arbitration Association, and judgment upon the award may be entered in any court having jurisdiction thereof.

16.  Miscellaneous
     -------------

     The provisions of this Agreement shall survive the termination of the Executive's employment with the Company. This Agreement contains the entire agreement of the parties relating to the subject matter hereof. This Agreement supersedes any prior written or oral agreements or understandings between the parties relating to the subject matter hereof. No modification or amendment of this Agreement shall be valid unless in writing and signed by or on behalf of the parties hereto. A waiver of the breach of any term or condition of this Agreement shall not be deemed to constitute a waiver of any subsequent breach of the same or any other term or condition. This Agreement is intended to be performed in accordance with, and only to the extent permitted by, all applicable laws, ordinances, rules and regulations. If any provision of this Agreement, or the application thereof to any person or circumstance, shall, for any reason and to any extent, be held invalid or unenforceable, such invalidity and unenforceability shall not affect the remaining provisions hereof and the application of such provisions to other persons or circumstances, all of which shall be enforced to the greatest extent permitted by law. The compensation provided to the Executive pursuant to this Agreement shall be subject to any withholdings and deductions required by any applicable tax laws. Any amounts payable under this Agreement to the Executive after the death of the Executive shall be paid to the Executive's estate or legal representative. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning of any provision hereof.

                            [signature page follows]

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the date first written above.

                                    Evergreen Media Corporation

                                    By
                                      ---------------------------
                                    Title:


                                    -----------------------------
                                    Scott K. Ginsburg

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